Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS FOURTH QUARTER AND FISCAL YEAR END RESULTS

San Jose, CA — October 28, 2013.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 28, 2013.

Fourth Quarter Fiscal 2013 Summary

•            Revenue of $1.51 billion

•            GAAP operating margin of 3.0 percent

•            GAAP diluted earnings per share of $0.44(1)

•            Non-GAAP(2) operating margin of 3.7 percent

•            Non-GAAP(2) diluted earnings per share of $0.46

Fiscal Year 2013 Summary

•            Revenue of $5.92 billion

•            GAAP diluted earnings per share of $0.93(1)

•            Non-GAAP diluted earnings per share of $1.44

Revenue for the fourth quarter was $1.51 billion, compared to $1.49 billion in the prior quarter and $1.58 billion for the fourth quarter of fiscal 2012.  Revenue for fiscal year ended September 28, 2013 was $5.92 billion, compared to $6.09 billion for the fiscal year ended September 29, 2012.

GAAP operating income in the fourth quarter was $44.7 million or 3.0 percent of revenue, compared to $32.2 million or 2.0 percent of revenue for the same period a year ago.  GAAP operating income for fiscal year 2013 was $157.6 million, compared to $137.5 million in fiscal year 2012.  GAAP net income in the fourth quarter was $38.8 million, compared to $164.2 million for the same period a year ago.  GAAP diluted earnings per share for the quarter was $0.44, compared to $1.96 in the same period a year ago.  GAAP net income for fiscal year 2013 was $79.4 million, compared to $180.2 million in fiscal year 2012.  GAAP diluted earnings per share in fiscal year 2013 was $0.93, compared to $2.16 in fiscal year 2012.

Non-GAAP operating income in the fourth quarter was $55.7 million or 3.7 percent of revenue, compared to $56.0 million or 3.5 percent of revenue for the same period a year ago.  Non-GAAP operating income for the full fiscal year was $186.9 million, compared to $194.8 million for fiscal year 2012.  Non-GAAP net income in the fourth quarter was $39.9 million, compared to $38.0 million for the same period a year ago.  Non-GAAP diluted earnings per share was $0.46 for the fourth quarter in both fiscal years.  Non-GAAP net income for the full fiscal year was $123.4 million, compared to $105.3 million for fiscal year 2012.  Non-GAAP diluted earnings per share in fiscal year 2013 was $1.44, compared to $1.26 in fiscal 2012.

Balance Sheet Summary

•            Ending cash and cash equivalents were $402.9 million

•            Cash flow from operations was $90.0 million in Q4, and $317.9 million for fiscal year 2013

•            Reduced long-term debt $274.9 million in fiscal year 2013

•            Inventory turns were 7.0x

•            Cash cycle days were 46 days

“Our fourth quarter results were solid.  Revenue was up modestly, operating margins expanded 40 basis points sequentially and we generated cash flow from operations of $90 million for the quarter and $318 million for the fiscal year.  Our continued focus on cash generation provided us the financial flexibility to reduce our long-term debt $275 million for the year.  Improvements in our financial results are a testament to our focus on the fundamentals and solid execution of our strategy.  We will continue to invest in leading technologies that enhance our offerings to our customers, and we remain focused on the quality of our revenue to further strengthen our operating model and drive shareholder value,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Our revenue outlook for the first quarter is slightly down sequentially as a result of seasonality and slower than anticipated ramp of new programs.  We expect to deliver modest growth and further improve our financial results for fiscal year 2014,” concluded Sola.

First Quarter Fiscal 2014 Outlook

The following outlook is for the first fiscal quarter ending December 28, 2013.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.425 billion to $1.475 billion

•                  Non-GAAP diluted earnings per share between $0.35 to $0.41

Company Conference Call Information

Sanmina will hold a conference call regarding results for the fourth quarter and fiscal year end 2013 on Monday, October 28, 2013 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 78487144.

(1)Fourth quarter and full year fiscal 2013 GAAP diluted earnings per share includes a non-recurring tax benefit of $0.25 and fourth quarter and full year fiscal 2012 GAAP diluted earnings per share includes a non-recurring tax benefit of $1.90.

(2)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina.com.  Sanmina provides first quarter fiscal 2014 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the first quarter and its expectations regarding fiscal 2014, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including changes to or a deterioration in the markets for the Company’s customers’ products; inability of customers to pay for the Company’s products due to insolvency or otherwise; dependence on a relatively small number of customers; competition that could result in a reduction of revenues and margins; any failure of the Company’s Components, Products and Services business to meet expectations; component shortages, which could result in production delays or increases in manufacturing costs; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Director, Investor Relations

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	September 28,	September 29,
	2013	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$402,875	$409,618
Accounts receivable, net	944,816	1,001,543
Inventories	781,560	826,539
Prepaid expenses and other current assets	75,337	88,599
Total current assets	2,204,588	2,326,299

Property, plant and equipment, net	540,151	569,365
Other	251,109	272,122
Total assets	$2,995,848	$3,167,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$956,488	$937,737
Accrued liabilities	109,363	104,741
Accrued payroll and related benefits	118,572	117,074
Short-term debt	22,301	59,995
Total current liabilities	1,206,724	1,219,547

Long-term liabilities:
Long-term debt	562,512	837,364
Other	135,048	147,094
Total long-term liabilities	697,560	984,458

Stockholders’ equity	1,091,564	963,781
Total liabilities and stockholders’ equity	$2,995,848	$3,167,786

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

Net sales	$1,505,323	$1,578,584	$5,917,124	$6,093,334
Cost of sales	1,389,989	1,463,427	5,490,307	5,657,552
Gross profit	115,334	115,157	426,817	435,782

Operating expenses:
Selling, general and administrative	57,130	57,817	238,072	240,863
Research and development	7,395	6,256	25,571	21,899
Amortization of intangible assets	474	672	1,896	3,067
Restructuring and integration costs	4,647	17,899	24,910	31,371
Asset impairments	1,000	313	2,100	2,390
Gain on sales of long-lived assets	—	—	(23,361)	(1,298)
Total operating expenses	70,646	82,957	269,188	298,292

Operating income	44,688	32,200	157,629	137,490

Interest income	179	330	1,014	1,425
Interest expense	(8,560)	(13,383)	(41,004)	(71,744)
Other income (expense), net	2,204	(4,034)	(14,233)	(17,228)
Interest and other, net	(6,177)	(17,087)	(54,223)	(87,547)

Income before income taxes	38,511	15,113	103,406	49,943

Provision for (benefit from) income taxes	(290)	(149,037)	24,055	(130,291)

Net income	$38,801	$164,150	$79,351	$180,234

Basic income per share	$0.46	$2.01	$0.96	$2.22
Diluted income per share	$0.44	$1.96	$0.93	$2.16

Weighted-average shares used in computing per share amounts:
Basic	83,790	81,578	82,834	81,284
Diluted	87,201	83,556	85,403	83,495

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

GAAP Operating Income	$44,688	$32,200	$157,629	$137,490
GAAP operating margin	3.0%	2.0%	2.7%	2.3%
Adjustments
Stock compensation expense (1)	4,148	4,879	17,524	17,999
Amortization of intangible assets	474	672	1,896	3,171
Distressed customer charges (2)	768	—	6,180	2,794
Restructuring and integration costs	4,647	17,899	24,910	32,273
Gain on sales of long-lived assets	—	—	(23,361)	(1,298)
Asset impairments	1,000	313	2,100	2,390
Non-GAAP Operating Income	$55,725	$55,963	$186,878	$194,819
Non-GAAP operating margin	3.7%	3.5%	3.2%	3.2%

GAAP Net Income	$38,801	$164,150	$79,351	$180,234

Adjustments:
Operating income adjustments (see above)	11,037	23,763	29,249	57,329
Loss on repurchases of debt (3)	—	6,240	1,401	16,937
Loss on dedesignation of interest rate swap (4)	—	—	14,903	—
Litigation settlements (5)	(2,421)	—	(2,421)	—
Nonrecurring tax items	(7,537)	(156,114)	902	(149,231)
Non-GAAP Net Income	$39,880	$38,039	$123,385	$105,269

GAAP Net Income Per Share:
Basic	$0.46	$2.01	$0.96	$2.22
Diluted	$0.44	$1.96	$0.93	$2.16

Non-GAAP Net Income Per Share:
Basic	$0.48	$0.47	$1.49	$1.30
Diluted	$0.46	$0.46	$1.44	$1.26

Weighted-average shares used in computing per share amounts:
Basic	83,790	81,578	82,834	81,284
Diluted	87,201	83,556	85,403	83,495

(1) Stock compensation expense was as follows:

	Three Months Ended		Twelve Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012
Cost of sales	$1,362	$1,908	$5,464	$4,504
Selling, general and administrative	2,767	2,921	11,942	13,363
Research and development	19	50	118	132
Total	$4,148	$4,879	$17,524	$17,999

(2) Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3) Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(4) Represents a non-cash loss resulting from dedesignation of an interest rate swap.

(5) Represents cash received in connection with a litigation settlement.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.